Exhibit 99.l   NEWS RELEASE

As previously announced, U.S. Cellular will hold a teleconference August 2, 2013 at 9:30 a.m. CDT.  Listen to the live call via the Conference Calls page of teldta.com  or uscellular.com.

Contact:    Jane W. McCahon, Vice President, Corporate Relations and Corporate Secretary

                    (312) 592-5379; jane.mccahon@teldta.com

                    Julie D. Mathews, Manager, Investor Relations

                    (312) 592-5341; julie.mathews@teldta.com

FOR RELEASE: IMMEDIATE

U.S. cellular Reports second QUARTER 2013 RESULTS

CHICAGO – August 2, 2013 – United States Cellular Corporation [NYSE:USM] reported service revenues of $911.0 million for the second quarter of 2013, versus $1,029.7 million for the comparable period one year ago. Net income attributable to U.S. Cellular shareholders and related diluted earnings per share were $143.4 million and $1.69 respectively, for the second quarter of 2013, compared to $52.7 million and $0.62, respectively, in the comparable period one year ago.

The following significant events occurred during the second quarter of 2013:

•         On April 3, U.S. Cellular deconsolidated the St. Lawrence Seaway RSA Cellular Partnership (“NY1”) and the New York RSA 2 Cellular Partnership (“NY2”).  As a result, the NY1 and NY2 partnerships results are now reported using the equity method of accounting for investments in its consolidated financial statements.   U.S. Cellular has retained the same ownership percentage and will continue to report the same percentage of income.

•           On May 16, U.S. Cellular’s previously announced transaction to sell its Chicago, St. Louis, central Illinois and three other markets (the “Divestiture Transaction”) closed and the company received $480 million in cash and recognized a pre-tax gain of $266.4 million.

•         On June 25, U.S. Cellular paid a special dividend of $5.75 per Common Share and Series A Common Share, for a a total of $482.3 million.

“We have taken significant steps this year to improve U.S. Cellular’s competitive position and financial foundation,” said Kenneth R. Meyers, U.S. Cellular president and CEO. “We divested underperforming markets in May to focus on higher potential markets, and we returned value to shareholders through a special, one-time dividend. In June, we announced an agreement to monetize non-strategic spectrum at a significant valuation.

“In the second half, we are continuing to execute aggressive strategies to accelerate customer growth and reduce expenses. We’re working to complete the 4G LTE network expansion as we prepare to offer an even more competitive device portfolio with the introduction of Apple products later this year. We also plan to begin offering shared data plans, supported by a new billing and operations support system that enables us to bring new services and products to market faster.”

2013 ESTIMATES

U.S. Cellular’s estimates of full-year 2013 results are shown below.  Such estimates represent U.S. Cellular’s views as of the date of filing U.S. Cellular’s Form 10-Q for the quarter ended June 30, 2013.  Such forward‑looking statements should not be assumed to be current as of any future date.  U.S. Cellular undertakes no duty to update such information, whether as a result of new information, future events or otherwise.  There can be no assurance that final results will not differ materially from such estimated results.

	2013 Estimated Results (1)
	Core Markets (2)		Divestiture Markets (2)(3)		U.S. Cellular Consolidated (2)(3)
	Previous	Current	Previous	Current	Previous	Current
(Dollars in millions)
Service revenues	Unchanged	$3,475 - $3,575	$145 - $165	$140	$3,620 - $3,740	$3,615-$3,715
Adjusted income before income taxes (4)	Unchanged	$560 - $660	$35 - $55	$40	$595 - $715	$600-$700
Capital expenditures	Unchanged	$730	Unchanged	$5	Unchanged	$735

(1)     These estimates are based on U.S. Cellular’s current plans, which include an expansion of the multi-year deployment of 4G LTE technology; such expansion includes deployment on 700 MHz in additional markets as well as deployment on the 850 MHz band to provide additional capacity for future growth in data usage, enable potential future 4G LTE roaming, and support the sale of Apple products.  The financial impacts of selling Apple products in 2013 consist of the following:

•         Increased Service revenues resulting from net incremental customers added and retained as a result of offering Apple products;

•         Decreased Adjusted income before income taxes as a result of net increases in costs, primarily loss on equipment sales as a result of offering Apple products; and

•         Increased Capital expenditures related to the deployment on the 850 MHz band to provide additional capacity for future growth in data usage, which includes capacity required to accommodate Apple products.

These estimates also reflect the impacts of the deconsolidation of certain partnerships as of April 2013.  These estimates do not include (i) the reported gain on sale of business and other exit costs, net (ii) the reported gain on investments, or (iii) the expected gains from pending spectrum license divestitures.  New developments or changing conditions (such as, but not limited to, regulatory developments, customer net growth, customer demand for data services or possible acquisitions, dispositions or exchanges) could affect U.S. Cellular’s plans and, therefore, its 2013 estimated results.

(2)     The U.S. Cellular Consolidated amounts represent GAAP financial measures and include the results of both the Core Markets and the Divestiture Markets.  The amounts for the Core Markets and Divestiture Markets represent non-GAAP financial measures.  U.S. Cellular believes that the amounts for the Core Markets and Divestiture Markets may be useful to investors and other users of its financial information in evaluating the separate results for the Core Markets.  Divestiture Markets are comprised of U.S. Cellular's Chicago, central Illinois, St. Louis and certain Indiana/Michigan/Ohio markets.  Core Markets are comprised of all other markets in which U.S. Cellular conducts business including Peoria, Rockford and certain other areas in Illinois, and in Columbia, Joplin, Jefferson City and certain other areas in Missouri.  Core Markets as defined also includes any other income or expenses due to U.S. Cellular’s direct or indirect ownership interests in other spectrum in the Divestiture Markets which was not included in the sale and other retained assets from the Divestiture Markets.

(3)     These estimates reflect the Divestiture Transaction which closed on May 16, 2013.

(4)     Adjusted income before income taxes is a non-GAAP financial measure defined as Income before income taxes, adjusted for:  Depreciation, amortization and accretion, net Gain or loss on sale of business and other exit costs (if any), net Gain or loss on investments (if any), and Interest expense. Adjusted income before income taxes excludes these items in order to show operating results on a more comparable basis from period to period.  In the future, U.S. Cellular may also exclude other items from adjusted income before income taxes if such items may help reflect operating results on a more comparable basis. U.S. Cellular does not intend to imply that any such amounts that are excluded are non-recurring, infrequent or unusual; such amounts may occur in the future.  Adjusted income before income taxes is not a measure of financial performance under GAAP and should not be considered as an alternative to Income before income taxes as an indicator of the Company’s operating performance or as an alternative to Cash flows from operating activities, determined in accordance with GAAP, as an indicator of cash flows or as a measure of liquidity.  The following tables provide a reconciliation of Income (loss) before income taxes to Adjusted income before income taxes for 2013 Estimated Results, six months ended June 30, 2013 actual results, and 2012 actual results:

	2013 Estimated Results
	Core Markets (2)	Divestiture Markets (2)(3)	U.S. Cellular Consolidated (2)(3)
(Dollars in millions)
Income (loss) before income taxes	($10)-$90	$30	$20-$120
Depreciation, amortization and accretion expense (5)	$540	$250	$790
(Gain) loss on sale of business and other exit costs, net	—	($240)	($240)
(Gain) loss on investments	($20)	—	($20)
Interest expense	$50	—	$50
Adjusted income before income taxes	$560-$660	$40	$600-$700

	U.S. Cellular Consolidated Actual Results
		Six Months Ended June 30, 2013	Year Ended December 31, 2012

Income before income taxes		$282	$205
Depreciation, amortization and accretion expense (5)		393	609
(Gain) loss on sale of business and other exit costs, net		(242)	21
(Gain) loss on investments		(19)	4
Interest expense		21	42
Adjusted income before income taxes		$435	$881

(5)     The 2013 estimated amount for Depreciation, amortization and accretion expense in the Divestiture Markets includes approximately $168 million of incremental accelerated depreciation, amortization and accretion resulting from the Divestiture Transaction.  Actual results for the six months ended June 30, 2013 and the year ended December 31, 2012 include $88 million and $20 million, respectively, of incremental accelerated depreciation, amortization and accretion resulting from the Divestiture Transaction.

Conference Call Information

U.S. Cellular will hold a conference call on August 2, 2013 at 9:30 a.m. CDT.

▪  Access the live call on the Conference Calls page of uscellular.com  or at

       http://www.videonewswire.com/event.asp?id=95316

▪  Access the call by phone at 877-407-8029 (US/Canada), no pass code required.

Before the call, certain financial and statistical information to be discussed during the call will be posted to the Conference Calls page of uscellular.com. The call will be archived on the Conference Calls page of uscellular.com.

About U.S. Cellular®

United States Cellular Corporation provides a comprehensive range of wireless products and services, excellent customer support, and a high-quality network to 5.0 million customers in 23 states. The Chicago-based company had 7,000 full- and part-time associates as of June 30, 2013. At the end of the year, Telephone and Data Systems, Inc. owned 84 percent of U.S. Cellular. For more information about U.S. Cellular, visit uscellular.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: All information set forth in this news release, except historical and factual information, represents forward-looking statements. This includes all statements about the company’s plans, beliefs, estimates, and expectations. These statements are based on current estimates, projections, and assumptions, which involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Important factors that may affect these forward-looking statements include, but are not limited to: impacts of the Divestiture Transaction including, but not limited to, the ability to obtain regulatory approvals, successfully complete the transaction and the financial impacts of such transaction; the ability of the company to successfully manage and grow its markets; the overall economy; competition; the ability to obtain or maintain roaming arrangements with other carriers on acceptable terms; the state and federal telecommunications regulatory environment; the value of assets and investments; adverse changes in the ratings afforded our debt securities by accredited ratings organizations; industry consolidation; advances in telecommunications technology; uncertainty of access to the capital markets;  pending and future litigation; changes in income tax rates, laws, regulations or rulings; acquisitions/divestitures of properties and/or licenses; and changes in customer growth rates, average monthly revenue per user, churn rates, roaming revenue and terms, the availability of handset devices, or the mix of products and services offered by the company. Investors are encouraged to consider these and other risks and uncertainties that are discussed in the Form 8-K Current Report used by U.S. Cellular to furnish this press release to the Securities and Exchange Commission (“SEC”), which are incorporated by reference herein.

For more information about U.S. Cellular, visit uscellular.com.

United States Cellular Corporation
Total Markets Summary Operating Data (Unaudited)

Quarter Ended	6/30/2013	3/31/2013	12/31/2012	9/30/2012	6/30/2012
Retail Customers
Postpaid
Total at end of period	4,412,000	5,060,000	5,134,000	5,175,000	5,213,000
Gross additions	165,000	191,000	241,000	230,000	199,000
Net additions (losses)	(120,000)	(74,000)	(41,000)	(38,000)	(48,000)
ARPU (1)	$54.18	$54.85	$54.56	$54.34	$54.42
Churn rate (2)	2.0%	1.7%	1.8%	1.7%	1.6%
Smartphone penetration (3) (4)	45.5%	43.5%	41.8%	38.6%	36.8%
Prepaid
Total at end of period	381,000	446,000	423,000	386,000	329,000
Gross additions	77,000	104,000	107,000	120,000	78,000
Net additions (losses)	(7,000)	23,000	37,000	57,000	20,000
ARPU (1)	$31.69	$33.31	$33.56	$32.97	$33.59
Churn rate (2)	6.8%	6.2%	5.8%	5.9%	6.2%
Total customers at end of period	4,968,000	5,736,000	5,798,000	5,808,000	5,799,000
Billed ARPU (1)	$50.60	$51.13	$50.94	$50.83	$50.99
Service revenue ARPU (1)	$57.45	$57.63	$58.00	$59.57	$59.05
Smartphones sold as a percent of total devices sold	66.0%	61.7%	62.9%	53.0%	51.9%
Total population
Consolidated markets (5)	84,025,000	93,943,000	93,244,000	92,996,000	92,684,000
Consolidated operating markets (5)	31,822,000	47,440,000	46,966,000	46,966,000	46,966,000
Market penetration at end of period
Consolidated markets (6)	5.9%	6.1%	6.2%	6.2%	6.3%
Consolidated operating markets (6)	15.6%	12.1%	12.3%	12.4%	12.3%
Capital expenditures (000s)	$168,500	$118,400	$253,100	$199,100	$183,200
Total cell sites in service	7,748	8,027	8,028	7,984	7,932
Owned towers in service	4,411	4,411	4,408	4,377	4,346

United States Cellular Corporation
Core Markets Summary Operating Data (Unaudited)
Excludes NY1 & NY2

Quarter Ended	6/30/2013	3/31/2013	12/31/2012	9/30/2012	6/30/2012
Retail Customers
Postpaid
Total at end of period	4,412,000	4,463,000	4,496,000	4,515,000	4,538,000
Gross additions	165,000	176,000	208,000	196,000	167,000
Net additions (losses)	(53,000)	(33,000)	(19,000)	(23,000)	(30,000)
ARPU (1)	$54.44	$54.21	$53.91	$53.67	$53.73
Churn rate (2)	1.6%	1.6%	1.7%	1.6%	1.4%
Smartphone penetration (3) (4)	45.5%	43.0%	41.1%	37.8%	36.0%
Prepaid
Total at end of period	381,000	373,000	342,000	305,000	246,000
Gross additions	76,000	91,000	87,000	99,000	60,000
Net additions (losses)	8,000	31,000	37,000	59,000	23,000
ARPU (1)	$31.65	$32.92	$33.21	$32.97	$33.23
Churn rate (2)	6.0%	5.6%	5.1%	4.8%	5.4%
Total customers at end of period	4,968,000	5,005,000	5,022,000	5,012,000	4,989,000
Billed ARPU (1)	$50.98	$50.93	$50.71	$50.59	$50.71
Service revenue ARPU (1)	$57.88	$57.14	$57.67	$59.34	$58.89
Smartphones sold as a percent of total devices sold	66.1%	62.1%	62.9%	53.0%	52.0%
Total population
Consolidated markets (5)	84,025,000	84,025,000	83,384,000	82,595,000	82,283,000
Consolidated operating markets (5)	31,822,000	31,822,000	31,445,000	31,110,000	31,110,000
Market penetration at end of period
Consolidated markets (6)	5.9%	6.0%	6.0%	6.1%	6.1%
Consolidated operating markets (6)	15.6%	15.7%	16.0%	16.1%	16.0%
Capital expenditures (000s)	$171,200	$113,300	$241,400	$184,100	$163,600
Total cell sites in service	6,113	6,113	6,130	6,089	6,041
Owned towers in service	3,844	3,846	3,847	3,818	3,787

(1)     ARPU metrics are calculated by dividing a revenue base by an average number of customers by the number of months in the period.  These revenue bases and customer populations are shown below:

a.        Postpaid ARPU consists of total postpaid service revenues and postpaid customers.

b.        Prepaid ARPU consists of total prepaid service revenues and prepaid customers.

c.        Billed ARPU consists of total retail service revenues and postpaid, prepaid and reseller customers.

d.        Service revenue ARPU consists of total retail service revenues, inbound roaming and other service revenues and postpaid, prepaid and reseller customers.

(2)     Churn metrics represent the percentage of the postpaid or prepaid customers that disconnect service each month. These metrics represent the average monthly postpaid or prepaid churn rate for each respective period.

(3)     Smartphones represent wireless devices which run on an AndroidTM, BlackBerry® or Windows Mobile® operating system, excluding tablets.

(4)     Smartphone penetration is calculated by dividing postpaid smartphone customers by total postpaid customers.

(5)     Used only to calculate market penetration of consolidated and core markets and consolidated and core operating markets, respectively. See footnote (6) below.

(6)     Market penetration is calculated by dividing the number of wireless customers at the end of the period by the total population of consolidated and core markets and consolidated and core operating markets, respectively, as estimated by Claritas®.

	United States Cellular Corporation
	Consolidated Statement of Operations Highlights
	Three Months Ended June 30,
	(Unaudited, dollars and shares in thousands, except per share amounts)
			Increase (Decrease)
	2013	2012	Amount	Percent
Operating revenues
Service	$910,966	$1,029,742	$(118,776)	(12%)
Equipment sales	84,164	74,658	9,506	13%
Total operating revenues	995,130	1,104,400	(109,270)	(10%)

Operating expenses
System operations (excluding Depreciation, amortization and accretion reported below)	192,267	243,227	(50,960)	(21%)
Cost of equipment sold	217,070	191,700	25,370	13%
Selling, general and administrative	404,127	435,053	(30,926)	(7%)
Depreciation, amortization and accretion	202,580	147,555	55,025	37%
Loss on asset disposals, net	9,018	2,702	6,316	>100%
(Gain) loss on sale of business and other exit costs, net	(249,024)	—	(249,024)	N/M
Total operating expenses	776,038	1,020,237	(244,199)	(24%)

Operating income	219,092	84,163	134,929	>100%

Investment and other income (expense)
Equity in earnings of unconsolidated entities	35,602	25,154	10,448	42%
Interest and dividend income	969	845	124	15%
Gain (loss) on investments	18,527	(3,728)	22,255	>(100%)
Interest expense	(10,154)	(12,360)	2,206	18%
Other, net	321	(229)	550	>(100%)
Total investment and other income (expense)	45,265	9,682	35,583	>100%

Income before income taxes	264,357	93,845	170,512	>100%
Income tax expense	120,682	34,597	86,085	>100%

Net income	143,675	59,248	84,427	>100%
Less: Net income attributable to noncontrolling interests, net of tax	(284)	(6,563)	6,279	96%
Net income attributable to U.S. Cellular shareholders	$143,391	$52,685	$90,706	>100%

Basic weighted average shares outstanding	83,845	84,707	(862)	(1%)
Basic earnings per share attributable to U.S. Cellular shareholders	$1.71	$0.62	$1.09	>100%

Diluted weighted average shares outstanding	84,661	85,236	(575)	(1%)
Diluted earnings per share attributable to U.S. Cellular shareholders	$1.69	$0.62	$1.07	>100%

United States Cellular Corporation
Consolidated Statement of Operations Highlights
Six Months Ended June 30,
(Unaudited, dollars and shares in thousands, except per share amounts)
			Increase (Decrease)
	2013	2012	Amount	Percent
Operating revenues
Service	$1,907,315	$2,053,562	$(146,247)	(7%)
Equipment sales	169,561	142,959	26,602	19%
Total operating revenues	2,076,876	2,196,521	(119,645)	(5%)

Operating expenses
System operations (excluding Depreciation, amortization and accretion reported below)	408,566	476,391	(67,825)	(14%)
Cost of equipment sold	458,761	378,736	80,025	21%
Selling, general and administrative	824,207	877,297	(53,090)	(6%)
Depreciation, amortization and accretion	392,425	294,240	98,185	33%
Loss on asset disposals, net	14,452	4,705	9,747	>100%
(Gain) loss on sale of business and other exit costs, net	(242,093)	(4,213)	(237,880)	>100%
Total operating expenses	1,856,318	2,027,156	(170,838)	(8%)

Operating income	220,558	169,365	51,193	30%

Investment and other income (expense)
Equity in earnings of unconsolidated entities	62,437	46,768	15,669	34%
Interest and dividend income	1,872	1,888	(16)	(1%)
Gain (loss) on investments	18,527	(3,728)	22,255	>(100%)
Interest expense	(21,064)	(25,771)	4,707	18%
Other, net	106	(27)	133	>(100%)
Total investment and other income	61,878	19,130	42,748	>100%

Income before income taxes	282,436	188,495	93,941	50%
Income tax expense	128,051	60,235	67,816	>100%

Net income	154,385	128,260	26,125	20%
Less: Net income attributable to noncontrolling interests, net of tax	(6,080)	(13,083)	7,003	54%
Net income attributable to U.S. Cellular shareholders	$148,305	$115,177	$33,128	29%

Basic weighted average shares outstanding	83,842	84,638	(796)	(1%)
Basic earnings per share attributable to U.S. Cellular shareholders	$1.77	$1.36	$0.41	30%

Diluted weighted average shares outstanding	84,655	85,248	(593)	(1%)
Diluted earnings per share attributable to U.S. Cellular shareholders	$1.75	$1.35	$0.40	30%

United States Cellular Corporation
Consolidated Balance Sheet Highlights
(Unaudited, dollars in thousands)

ASSETS

	June 30,	December 31,
	2013	2012
Current assets
Cash and cash equivalents	$467,421	$378,358
Short-term investments	110,352	100,676
Accounts receivable from customers and others	368,826	445,220
Inventory	163,433	155,886
Income taxes receivable	—	1,612
Prepaid expenses	68,063	62,560
Net deferred income tax asset	48,818	35,419
Other current assets	18,845	16,745
	1,245,758	1,196,476

Assets held for sale	78,389	216,763

Investments
Licenses	1,396,179	1,456,794
Goodwill	387,360	421,743
Customer lists, net	33	102
Investments in unconsolidated entities	276,363	144,531
Long-term investments	40,120	50,305
	2,100,055	2,073,475

Property, plant and equipment
In service and under construction	7,380,123	7,478,428
Less: Accumulated depreciation	4,556,614	4,455,840
	2,823,509	3,022,588

Other assets and deferred charges	82,067	78,148

Total assets	$6,329,778	$6,587,450

United States Cellular Corporation
Consolidated Balance Sheet Highlights
(Unaudited, dollars in thousands)

LIABILITIES AND EQUITY

	June 30,	December 31,
	2013	2012
Current liabilities
Current portion of long-term debt	$100	$92
Accounts payable
Affiliated	15,459	10,725
Trade	341,581	310,936
Customer deposits and deferred revenues	198,799	192,113
Accrued taxes	183,312	35,834
Accrued compensation	62,140	90,418
Other current liabilities	100,500	114,881
	901,891	754,999

Liabilities held for sale	559	19,594

Deferred liabilities and credits
Net deferred income tax liability	835,808	849,818
Other deferred liabilities and credits	306,262	288,441

Long-term debt	879,121	878,858

Noncontrolling interests with redemption features	512	493

Equity
U.S. Cellular shareholders' equity
Series A Common and Common Shares, par value $1 per share	88,074	88,074
Additional paid-in capital	1,418,428	1,412,453
Treasury shares	(177,173)	(165,724)
Retained earnings	2,055,905	2,399,052
Total U.S. Cellular shareholders' equity	3,385,234	3,733,855

Noncontrolling interests	20,391	61,392

Total equity	3,405,625	3,795,247

Total liabilities and equity	$6,329,778	$6,587,450

United States Cellular Corporation

Schedule of Cash and Cash Equivalents and Investments

(Unaudited, dollars in thousands)

The following table presents U.S. Cellular’s cash and cash equivalents and investments at June 30, 2013 and December 31, 2012.

	June 30,	December 31,
	2013	2012

Cash and cash equivalents	$467,421	$378,358

Amounts included in short-term investments (1)(2)
U.S. Treasury Notes	110,352	100,676

Amounts included in long-term investments (1)(3)
U.S. Treasury Notes	40,120	50,305

Total cash and cash equivalents and investments	$617,893	$529,339

(1)     Designated as held-to-maturity investments and are recorded at amortized cost on the Consolidated Balance Sheet.

(2)     Maturities are less than twelve months from the respective balance sheet dates.

(3)     At June 30, 2013, maturities range between 17 and 18 months.

United States Cellular Corporation
Consolidated Statement of Cash Flows
Six Months Ended June 30,
(Unaudited, dollars in thousands)

	2013	2012
Cash flows from operating activities
Net income	$154,385	$128,260
Add (deduct) adjustments to reconcile net income to net cash flows from operating activities
Depreciation, amortization and accretion	392,425	294,240
Bad debts expense	32,715	30,659
Stock-based compensation expense	6,530	11,057
Deferred income taxes, net	(26,527)	30,479
Equity in earnings of unconsolidated entities	(62,437)	(46,768)
Distributions from unconsolidated entities	45,370	6,743
Loss on asset disposals, net	14,452	4,705
(Gain) loss on sale of business and other exit costs, net	(242,093)	(4,213)
(Gain) loss on investments	(18,527)	3,728
Noncash interest expense	526	902
Other operating activities	489	321
Changes in assets and liabilities from operations
Accounts receivable	(1,544)	(13,383)
Inventory	(7,644)	(56,039)
Accounts payable - trade	67,457	(20,987)
Accounts payable - affiliate	4,734	3,129
Customer deposits and deferred revenues	8,663	21,131
Accrued taxes	147,566	85,327
Accrued interest	176	149
Other assets and liabilities	(68,131)	(67,203)
	448,585	412,237

Cash flows from investing activities
Cash used for additions to property, plant and equipment	(323,157)	(430,225)
Cash paid for acquisitions and licenses	(14,150)	(12,647)
Cash received from divestitures	480,000	49,786
Cash paid for investments	—	(45,000)
Cash received for investments	—	45,000
Other investing activities	3,993	(3,097)
	146,686	(396,183)

Cash flows from financing activities
Repayment of long-term debt	(71)	(45)
Common shares reissued for benefit plans, net of tax payments	(2,206)	(2,465)
Common shares repurchased	(18,425)	—
Dividends paid	(482,270)	—
Distributions to noncontrolling interests	(3,292)	(643)
Other financing activities	56	568
	(506,208)	(2,585)

Net increase in cash and cash equivalents	89,063	13,469

Cash and cash equivalents
Beginning of period	378,358	424,155
End of period	$467,421	$437,624

United States Cellular Corporation
Financial Measures and Reconciliations
(Unaudited, dollars in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012

Cash flows from operating activities	$224,970	$155,270	$448,585	$412,237
Deduct:
Cash used for additions to property, plant and equipment	172,133	221,065	323,157	430,225
Free cash flow (1)	$52,837	$(65,795)	$125,428	$(17,988)

(1)     Free cash flow is defined as Cash flows from operating activities less Cash used for additions to property, plant and equipment. Free cash flow is a non-GAAP financial measure. U.S. Cellular believes that free cash flow as reported by U.S. Cellular may be useful to investors and other users of its financial information in evaluating the amount of cash generated by business operations, after consideration of capital expenditures.